UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

Brandywine Realty Trust

Brandywine Operating Partnership, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

(Address of principal executive offices)

(610) 325-5600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2016, our Board of Trustees (“Board”), upon the recommendation of the Corporate Governance Committee, appointed H. Richard Haverstick, Jr. as a Trustee of our Board, effective immediately, to serve until the 2017 annual meeting of shareholders and until his successor is elected and qualified.   Concurrent with his appointment to the Board, Mr. Haverstick was appointed to the Audit Committee.  With the appointment of Mr. Haverstick, the size of the Board was expanded from eight to nine Trustees.

Mr. Haverstick, age 64, served his professional career with Ernst & Young, an international accounting firm.  For 26 years of his tenure with Ernst & Young, Mr. Haverstick served as partner, including in the role of Managing Partner for the Philadelphia office from 1999 to 2008, Banking and Capital Markets Leader of the Mid-Atlantic and Southeast regions from 2008 to 2013 and Assurance Partner from 1987 through 2013.  Mr. Haverstick retired from Ernst & Young in June, 2013.  Mr. Haverstick is a director of Actua Corporation and trustee of Jefferson, which is comprised of Thomas Jefferson University and Jefferson Health System.

There are no arrangements or understandings between Mr. Haverstick and the Company or any other person pursuant to which Mr. Haverstick was appointed as a Trustee of the Company. Mr. Haverstick is not related to any officer or Trustee of the Company, and there are no transactions or relationships between Mr. Haverstick and the Company that would be required to be reported under Item 404(a) of Regulation S-K.  Mr. Haverstick will receive compensation for Board service in accordance with the standard compensation arrangements for non-employee Trustees as disclosed in our proxy statement filed with the Securities and Exchange Commission on April 7, 2016.

Item 5.05 Amendments to Code of Ethics.

On December 6, 2016, our Board, upon the recommendation of the Corporate Governance Committee, adopted amendments to our Code of Business Conduct and Ethics (“Code”) as part of its annual review of the Code.  The Code continues to apply to all of our Trustees, officers and employees.

A summary of the changes to the Code, all of which were administrative, technical or non-substantive in nature, is included at the end of the Code.

A copy of the Code is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05.  The revised Code is also available on our Internet website at www.brandywinerealty.com by clicking on "Investor Relations" and then "Corporate Governance".  The information contained on or accessible through ours Internet website shall not be deemed to be a part of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibits
14.1	Code of Business Conduct and Ethics

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership L.P.,

By:	Brandywine Realty Trust, its sole General Partner

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date: December 9, 2016

3